EXHIBIT (A)(10)
                                                                 ---------------

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                             NORTH TRACK FUNDS, INC.

         North Track Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, pursuant to Section 2-208 of the Maryland General Corporation Law, and by a majority of the entire Board of Directors at a meeting on December 17, 2004, has taken action to establish and designate a new series of its common stock, to be known as the Dow Jones Dividend Income Fund. The Corporation and the Board have established and designated 150,000,000 shares of its previously authorized but unissued common stock, $0.001 par value per share. Shares of such series shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and other conditions of redemption as set forth in
Section 7.2 of North Track Funds, Inc.'s Articles of Incorporation.

         The Board of Directors by resolutions unanimously adopted at a meeting on December 12, 2000, has taken action to withdraw the designation of and to discontinue the series known as the Select Value Fund. The shareholders of the Select Value Fund, voting separately, approved such withdrawal on February 22, 2001.

         The Board of Directors by resolutions unanimously adopted at a meeting on February 8, 2002, has taken action to withdraw the designation of and to discontinue the series known as the Achievers Fund. The shareholders of the Achievers Fund, voting separately, approved such withdrawal on April 22, 2002.

         With the addition of the Dow Jones Dividend Income Fund and the withdrawal and discontinuation of the Select Value Fund and the Achievers Fund, the presently designated series of shares of North Track Funds, Inc.'s common stock consist of the following:

         Series                                             No. of Shares
         ------                                             -------------
         S&P 100 Index Fund                                    50,000,000
         PSE Tech 100 Index Fund                              150,000,000
         Dow Jones Dividend Income Fund                       150,000,000
         Dow Jones U.S. Health Care 100 Plus Fund             150,000,000
         Dow Jones U.S. Financial 100 Plus Fund               150,000,000
         Strategic Allocation Fund                            150,000,000
         Managed Growth Fund                                   50,000,000
         Tax-Exempt Fund                                       50,000,000
         Government Fund                                       50,000,000
         Wisconsin Tax-Exempt Fund                             50,000,000
         Cash Reserve Fund                                    500,000,000

                                                                 EXHIBIT (A)(10)
                                                                 ---------------


         These actions do not alter the number of authorized shares of North Track Funds, Inc., which consists of ten billion shares, par value $0.001 per share. The Board of Directors has taken these actions pursuant to the powers conferred upon it under Section 7.1 of North Track Funds, Inc.'s Articles of Incorporation and Section 2.208 of the Maryland General Corporation Law.

                                       NORTH TRACK FUNDS, INC.


                                       By:  /s/ David G. Stoeffel
                                            -----------------------------------
                                            David G. Stoeffel, President

                                       Attest:


                                       By:  /s/ S. Charles O'Meara
                                            -----------------------------------
                                            S. Charles O'Meara, Secretary

Dated:  December 17, 2004

STATE OF WISCONSIN   )
                     ) SS
COUNTY OF MILWAUKEE  )

         On this ___ day of December, 2004, before me, a Notary Public for the State and County set forth above, personally came David G. Stoeffel, as President, and S. Charles O'Meara, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


                                       -----------------------------------------
                                       Notary Public
(SEAL)

My Commission Expires:
                       --------------------